UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On July 25, 2007, the Ventura County (CA) District Attorney notified iMergent, Inc. (the “Company”)  by telephone call  to its California legal counsel that the State of California and the Ventura County District Attorney filed a complaint,  motion for temporary restraining order, and motion for preliminary injunction against the Company.  The action was entitled The People of the State of California, Plaintiff, v Imergent Inc. and StoresOnline Inc., Defendants, and filed in the Superior Court of California, County of Ventura.  The complaint seeks an injunction and penalties based upon alleged violations of the California Seller Assisted Marketing Plans Act (California Civil Code § 1812.200-1812.221 “SAMP ACT”), the Unfair Competition Law (California Civil Code § 17200), and the Business and Professional Code (California Civil Code § 17207.)   The action further alleges that the Company failed to abide by the terms of a previous order by failing to register under the Seller Assisted Marketing Plans Act.

The Company has not been served with the Complaint, but a hearing was scheduled on an ex-parte basis for July 27, 2007.

The Company at the hearing raised numerous defenses including but not limited to (i) the State’s lawsuit  is not about nor did it allege any illegal conduct, (ii) the order the State was seeking attempts to limit legal conduct, (iii) the SAMP Act is in fact unconstitutionally vague and unenforceable,  (iv) the Company is in fact in compliance with the SAMP Act, (v) the State was aware of and reviewed the actions of the Company prior to the filing of this action, and (v) there is no showing by the State of potential irreparable harm.

The Court found at the hearing that due to the complexities of the issues raised by the Company, the Court at that time would not rule on an emergency basis. The Court allowed the Company to brief the issues, and scheduled an additional hearing for August 6, 2007.

Previously, on September 1, 2006,  the Company entered into a stipulated final judgment and permanent injunction with the State of California and the Ventura County District Attorney.   That stipulated judgment stemmed from an investigation by that District Attorney’s office into whether the Company was in violation of the California Seminar Sales Act (California Civil Code § 1689.20-1693) and the SAMP Act (California Civil Code § 1812.200-1812.221). The settlement came after a two-year investigation against the Company. As a consequence of the settlement, which did not require the Company to register as a SAMP or otherwise award damages for violations of the SAMP Act, the Company agreed to pay a total settlement of $550,000 which included refunds to certain customers in California.  In addition, the Company also agreed to certain actions intended to clarify the business practices of the Company. The settlement did not limit the Company’s ability to conduct business in the state of California.

Since the time of the settlement, the Company has not materially changed its seminars other than as agreed to with the Plaintiffs. The Plaintiffs, at the time of the settlement,  did not require the Company to register as a SAMP.

The State of California did not raise and the Company is unaware of any customer complaints which have been received by either the District Attorney or the Office of the Attorney General.

The Company intends to aggressively defend this action. The Company  contends that it is in material compliance with the terms of the agreement, and that the issues raised by the State would not require the Company to register under the SAMP Act.. The Company further contends, as it has contended in previous negotiations with the Plaintiffs, that the statutes they wish to enforce are unconstitutionally vague.  The Company contends that this action is improperly filed and is without merit. The Company is considering additional actions.  There is no restriction on the Company engaging in business in the State of California.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. iMergent’s future performance could differ significantly from the expectations of management and from results expressed or implied including but not limited to (1) the expectations  that iMergent abided  by the terms of the previous settlement and did not  in any way violate any California statute, (2) the California statutes are unconstitutionally vague, and (3) the Company has the ability to seek redress for failure to abide by the terms of the previous settlement, if any, and the ability to seek redress for any results of future hearings or orders from this or other courts.  For further information on other risk factors, please refer to the “Risk Factors” contained in iMergent’s Form 10-K for the year ended June 30, 2006 and its Forms 10-Q for the quarterly periods ended September 30, 2006,  December 31, 2006 and March 31, 2007. The information in Item 8.01 of this report is being furnished, not filed, pursuant to Form 8-K. Accordingly, the information in this Item will not be incorporated by reference into any registration statement filed by iMergent under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: July 30, 2007